UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 21, 2005

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Technology, # 105 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 21, 2005, the Company issued a press release announcing that it has entered into stock purchase agreements with SBI Brightline XII LLC and Bristol Investment Fund, Ltd. The agreements obligate SBI and Bristol to purchase, upon Trestle’s election, up to 3,375,000 shares of common stock for an aggregate purchase price of $3.0 million. Additionally, SBI and Bristol will be issued up to 1,012,500 warrants exercisable for shares of common stock in the range of $0.70 to $0.95. If fully exercised, the warrants will provide the Company with an additional $843,750 in cash. The agreements require registration of the underlying shares with the Securities and Exchange Commission, which is expected to be completed during the fourth quarter of 2005. The SBI and Bristol agreements provide financing at the Company’s election, without resets or pricing adjustments. A copy of the press release, SBI stock purchase agreement, Bristol stock purchase agreement and form warrant agreement are attached to this Form 8-K as Exhibit 99.1, 99.2, 99.3 and 99.4 and are incorporated herein by reference.

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

99.1	Press release dated September 21, 2005.
99.2	SBI stock purchase agreement.
99.3	Bristol stock purchase agreement.
99.4	Form warrant agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: September 21, 2005	By:	/s/ BARRY HALL
___________________________ Barry Hall
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated as of September 21, 2005.
99.2	SBI stock purchase agreement.
99.3	Bristol stock purchase agreement.
99.4	Form warrant agreement.